Exhibit 99.1

[HALLIBURTON Letterhead]

July 10, 2015

Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
Attention: Alan Crain

Re: Section 9.2(a) of the Merger Agreement
Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger among Halliburton Company, a Delaware corporation (“Parent”), Red Tiger LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (together with Parent, “Halliburton”), and Baker Hughes Incorporated, a Delaware corporation (“Baker Hughes” and, together with Halliburton, the “Parties”), dated as of November 16, 2014 (the “Merger Agreement”).

The Parties intend to enter into a Timing Agreement with the U.S. Department of Justice (“DOJ”) whereby the Parties will agree not to consummate the acquisition of Baker Hughes by Halliburton, as contemplated by the Merger Agreement, before the later of (i) November 25, 2015 and (ii) the date that is 90 days following the date on which the Parties have certified compliance with DOJ’s Requests for Additional Information and Documents. Therefore, pursuant to Section 9.2(a) of the Merger Agreement, Halliburton hereby provides notice to Baker Hughes that it extends the Termination Date (as defined in the Merger Agreement) to December 1, 2015.
Reference is made to Section 10.4 of the Merger Agreement, which section is made applicable to this notice.

Please confirm your agreement by signing below.
[Remainder of page blank; signature page follows.]

HALLIBURTON COMPANY

By: /s/ Robb L. Voyles
Name: Robb L. Voyles
Title: Executive Vice President and
General Counsel

RED TIGER LLC

By: /s/ Robb L. Voyles
Name: Robb L. Voyles
Title: Executive Vice President and
General Counsel

AGREED:

BAKER HUGHES INCORPORATED

By: /s/ Alan R. Crain
Name: Alan R. Crain
Title: Senior Vice President, Chief Legal & Governance Officer

cc:
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
Attention: Kelly B. Rose
J. David Kirkland, Jr.
Telephone: (713) 229-1796
Facsimile: (713) 229-7996
Email: kelly.rose@bakerbotts.com
david.kirkland@bakerbotts.com

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Arthur F. Golden
George R. Bason, Jr.
Michael Davis
Telephone: (212) 450-4000
Facsimile: (212) 450-5800
Email: arthur.golden@davispolk.com
george.bason@davispolk.com
michael.davis@davispolk.com